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                                                                    Exhibit 23.2


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 12, 1999, except for Note N as to which the date is March 23, 1999, accompanying the consolidated financial statements of DSP Technology Inc. and subsidiaries contained in the Registration Statement on Form S-4. We consent to the use of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption "Experts."


                              /s/ Grant Thornton LLP

San Jose, California
April 27, 1999